Exhibit 10.6

EXECUTION COPY

FIFTH AMENDED AND RESTATED RELATED AGREEMENT

This Fifth Amended and Restated Related Agreement, dated as of August 7, 2008 (this “Agreement”), is made by and among MERRILL LYNCH CAPITAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Merrill Lynch”), AGILENT TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (“Agilent”), and AGILENT TECHNOLOGIES WORLD TRADE, INC., a corporation organized under the laws of the State of Delaware (“World Trade”).

RECITALS

WHEREAS, Fenway Capital, LLC (“Fenway”) and World Trade were parties to that certain Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of January 27, 2006 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Original Repo Agreement”);

WHEREAS, in connection with the Original Repo Agreement, Agilent issued that certain Guaranty of Agilent Technologies, Inc., dated as January 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Original Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Original Repo Agreement;

WHEREAS, in connection with the Original Repo Agreement, Fenway entered into that certain Amended and Restated Institutional Custody and Escrow Agreement, dated as of February 10, 2006 with The Bank of New York, as custodian, pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Fenway;

WHEREAS, Merrill Lynch and Fenway entered into that certain ISDA Master Agreement and the confirmation and schedule related thereto, in each case, dated as of January 27, 2006 (such master agreement, confirmation and schedule being collectively referred to as the “Original Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Related Agreement dated as of January 27, 2006 (the “Original Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Original Repo Agreement and the Original Liquidity Arrangement;

WHEREAS, Fenway assigned to Ebbets Funding PLC (“Ebbets”) all of Fenway’s rights, duties and obligations under the Original Repo Agreement and the Original Agilent Guaranty pursuant to that certain Novation Agreement among Fenway, Ebbets and World Trade dated as of September 10, 2007 (the “First Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the First Repo Novation Agreement, Ebbets and World Trade entered into a new Master Repurchase Agreement, and the Confirmation and

Annex I related thereto, in each case, dated as of September 10, 2007 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Ebbets Repo Agreement”);

WHEREAS, in connection with the First Repo Novation Agreement and the Ebbets Repo Agreement, Agilent issued that certain Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of September 10, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First A&R Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Ebbets Repo Agreement;

WHEREAS, in connection with the Ebbets Repo Agreement, Ebbets entered into that certain Institutional Custody and Escrow Agreement, dated as of September 10, 2007, with The Bank of New York, as custodian (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Ebbets Custody Agreement”), pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Ebbets;

WHEREAS, in connection with the Ebbets Repo Agreement, Merrill Lynch and Ebbets entered into that certain ISDA Master Agreement and the confirmation (the “Ebbets LA Confirmation”) and schedule related thereto, in each case, dated as of September 7, 2007 (such master agreement, the Ebbets LA Confirmation and such schedule being collectively referred to as the “Ebbets Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Amended and Restated Related Agreement dated as of September 10, 2007 (the “First A&R Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Ebbets Repo Agreement and the Ebbets Liquidity Arrangement;

WHEREAS, Ebbets assigned to Belmont Funding LLC (“Belmont”) all of Ebbets’s rights, duties and obligations under the Ebbets Repo Agreement and the First A&R Agilent Guaranty pursuant to that certain Novation Agreement among Ebbets, Belmont and World Trade dated as of November 16, 2007 (the “Second Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the Second Repo Novation Agreement, Belmont and World Trade entered into a new Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of November 16, 2007 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Belmont Repo Agreement”);

WHEREAS, in connection with the Second Repo Novation Agreement and the Belmont Repo Agreement, Agilent issued that certain Second Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of November 16, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second A&R Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Belmont Repo Agreement;

WHEREAS, in connection with the Belmont Repo Agreement, Belmont entered into that certain Institutional Custody and Escrow Agreement, dated as of November 16, 2007, with The Bank of New York, as custodian (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Belmont Custody Agreement”), pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Counterparty;

WHEREAS, in connection with the Belmont Repo Agreement, Merrill Lynch and Belmont entered into that certain ISDA Master Agreement and the confirmation (the “LA Confirmation”) and schedule related thereto, in each case, dated as of November 16, 2007 (such master agreement, the LA Confirmation and such schedule being collectively referred to as the “Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Amended and Restated Related Agreement dated as of November 16, 2007 (the “Second A&R Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Repo Agreement and the Liquidity Arrangement, which Second A&R Related Agreement was amended and restated as of December 7, 2008 (the “Third A&R Related Agreement”);

WHEREAS, on March 17, 2008, a Liquidation Period End Date (as defined in the LA Confirmation) occurred and Merrill Lynch tendered in cash all amounts required to be paid to Belmont pursuant to the terms of the Liquidity Arrangement and, on March 19, 2008, Merrill Lynch delivered notification pursuant to the Third A&R Related Agreement to Agilent and World Trade of the foregoing occurrences and certain other matters;

WHEREAS, Belmont assigned to STEERS Repo Pass-Thru Trust, 2008-1 (“Counterparty”) all of Belmont’s rights, duties and obligations under the Belmont Repo Agreement and the Second A&R Agilent Guaranty pursuant to that certain Novation Agreement among Belmont, Counterparty and World Trade dated as of March 17, 2008 (the “Third Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the Third Repo Novation Agreement, Counterparty and World Trade entered into a new Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of March 17, 2008 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Repo Agreement”);

WHEREAS, in connection with the Third Repo Novation Agreement and the Repo Agreement, Agilent issued that certain Third Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of March 17, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Third A&R Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Repo Agreement;

WHEREAS, in connection with the Repo Agreement, Counterparty entered into that certain Institutional Custody and Escrow Agreement, dated as of June 27, 2008, with The Bank of New York, as custodian (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Custody Agreement”), pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Counterparty;

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Amended and Restated Related Agreement dated as of June 27, 2008 (the “Fourth A&R Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Repo Agreement;

WHEREAS, Merrill Lynch, Agilent and World Trade now wish to amend the Fourth A&R Related Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the Fourth A&R Related Agreement in its entirety as follows:

1.             Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repo Agreement.

2.             Accelerated Repurchase Date.  Agilent, World Trade and Merrill Lynch (x) acknowledge that on March 18, 2008 Merrill Lynch delivered a Merrill Lynch Acceleration Notice to World Trade pursuant to the Third A&R Related Agreement, which Merrill Lynch Acceleration Notice designated July 16, 2008 as the Related Agreement Accelerated Repurchase Date (as defined in the Third A&R Related Agreement) with respect to all of the Purchased Securities, (y) agree that World Trade is deemed to have promptly designated July 16, 2008 as the Accelerated Repurchase Date with respect to all of the Purchased Securities in accordance with the terms of the Belmont Repo Agreement and the Third A&R Related Agreement and (z) agree that, notwithstanding such Merrill Lynch Acceleration Notice, the Accelerated Repurchase Date and the Related Agreement Accelerated Repurchase Date with respect to all of the Purchased Securities shall be November 17, 2008, except as otherwise provided in this Section 2.  In addition, Merrill Lynch, Agilent and World Trade agree that World Trade shall have the right, by providing written notice to Merrill Lynch (a “World Trade Acceleration Notice”) no later than August 14, 2008, to designate September 19, 2008 as the Accelerated Repurchase Date with respect to all of the Purchased Securities.  In the event that World Trade shall not have designated September 19, 2008 as the Accelerated Repurchase Date in accordance with the preceding sentence, then World Trade shall have the right, by providing a World Trade Acceleration Notice to Merrill Lynch no later than September 15, 2008, to designate October 20, 2008 as the Accelerated Repurchase Date with respect to all of the Purchased Securities.  Agilent and World Trade agree that neither of them shall designate a Partial Accelerated Repurchase Date or an Accelerated Repurchase Date, nor otherwise voluntarily cause a Repurchase Date to occur, except in accordance with this Section 2 or as may be otherwise consented to by Merrill Lynch in its sole discretion.

3.             Assignment of the Counterparty’s Repo Rights and Obligations; Acceleration Instruction.  Agilent and World Trade jointly and severally agree that World Trade shall not (a) withhold consent to the assignment by the Counterparty of the Counterparty’s Repo Rights and Obligations to Merrill Lynch or any of its affiliates, or (b) unreasonably withhold consent to the assignment by the Counterparty of the Counterparty’s Repo Rights and Obligations to a third-party transferee selected by Merrill Lynch; provided, however, that Merrill Lynch shall neither cause nor permit the Repo Rights and Obligations to be assigned or syndicated to more than five third-party transferees and, provided, further, that Merrill Lynch shall neither cause nor permit the Repo Rights and Obligations to be assigned or syndicated to any transferee if such assignment or syndication would result in Agilent or World Trade becoming obligated both (i) to withhold amounts in respect of U.S. withholding tax and (ii) to gross-up or otherwise compensate Counterparty or any third-party transferee of Counterparty in respect of such U.S. withholding tax.  Agilent and World Trade acknowledge and agree that the sale, pledge or other transfer of securities or certificates issued by Counterparty (such securities or certificates, “Trust Securities”) shall not constitute an assignment or syndication of the Repo Rights and Obligations for purposes of this Section 3 or require the consent of Agilent or World Trade; provided that such sale, pledge or other transfer of the Trust Securities does not cause the Counterparty to no longer be considered a US person for U.S. federal income tax purposes.

Upon (x) the fulfillment of the requisite conditions set forth in clauses (A) and (B) of Subsection 2(f)(ii) of the Custody Agreement and (y) the designation in writing by Agilent or World Trade to Merrill Lynch of the information required to be provided by Merrill Lynch in the instructions described in clause (C) of such Subsection 2(f)(ii), Merrill Lynch shall, within one Business Day, deliver an MLCS Repurchase Notice (as defined in the Custody Agreement) and a related share transfer form, in each case, in conformity with the foregoing instructions, to The Bank of New York (or any replacement custodian under the Custody Agreement) pursuant to Subsection 2(f)(ii) of the Custody Agreement.

In addition, Merrill Lynch agrees not to cause, permit or consent to any amendment to or modification of Section 2(e) or (f) of the Custody Agreement without the written consent of Agilent or World Trade (such consent not to be unreasonably withheld).

4.             Expense Reimbursement.  Each of Agilent, World Trade and Merrill Lynch agrees that any and all expenses incurred by Merrill Lynch pursuant to Section 4(c) of the Custody Agreement shall be promptly reimbursed by Agilent upon presentation by Merrill Lynch of an itemized accounting thereof.

5.             Indemnification; Contribution.  Agilent and World Trade jointly and severally agree to indemnify and hold harmless Merrill Lynch and its affiliates, directors, officers, employees, agents and controlling persons (Merrill Lynch and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party becomes subject under any applicable law, or otherwise related to or arising out of or in connection with (a) any transaction contemplated by this Agreement, and (b) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available by World Trade or Agilent or any of their affiliates in connection with any transaction contemplated pursuant to this Agreement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that neither Agilent nor World Trade shall be liable, in the case of this clause (b), to the extent that any such losses, claims, damages or liabilities arise out of or are based on such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to Merrill Lynch (or the relevant affiliate thereof) furnished to Agilent or World Trade by Merrill Lynch expressly for use therein.  In no event shall Agilent or World Trade be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Agilent and World Trade jointly and severally agree to promptly reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising from any of the matters referred to in the preceding sentence, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of World Trade or Agilent or the relevant issuer or whether or not resulting in any liability.  Neither Agilent nor World Trade shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, Agilent and World Trade jointly or severally agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Agilent and World Trade further jointly and severally agree not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection with the transactions described in or contemplated by this Agreement.  Neither Agilent nor World Trade shall be liable to an Indemnified Party under clause (a) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is finally determined by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s bad faith, gross negligence or willful misconduct.

If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, Agilent and World Trade jointly and severally agree to contribute to the losses, claims, damages or liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to World Trade and Agilent, on the one hand, and Merrill Lynch, on the other hand, of the relevant transaction contemplated pursuant to this Agreement, or (b) (but only if) the allocation provided for in clause (a) is for any reason prohibited by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also World Trade and Agilent’s relative fault, on the one hand, and the relative fault of Merrill Lynch, on the other hand, as well as any other relevant equitable considerations.  Agilent and World Trade jointly and severally agree that for the purposes of this paragraph the relative benefits to World Trade and Agilent, on the one hand, and to Merrill Lynch, on the other hand, shall be deemed to be in the same proportion that the total value received or contemplated to be received by World Trade and/or Agilent in any transactions contemplated pursuant to this Agreement bears to the fees paid or to be paid to Merrill Lynch with respect to such transaction; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute in respect of a specific transaction an aggregate amount in excess of the fees actually paid in such transaction to Merrill Lynch.  The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.  No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any other right an Indemnified Party may have.

Agilent and World Trade jointly and severally agree that, without Merrill Lynch’s prior written consent, neither World Trade nor Agilent nor any of their affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes an unconditional written release, in form and substance satisfactory to Merrill Lynch and each Indemnified Party, from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Indemnified Party.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against Agilent or any of its subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, World Trade and Agilent agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.

6.             Agilent/World Trade Payment Obligation.  (a) Agilent and World Trade jointly and severally agree to pay the Related Amount (as defined below) to Merrill Lynch or to an affiliate thereof designated by Merrill Lynch, in addition to any other amounts payable under the Repo Agreement, on each Related Amount Payment Date (as defined below) in accordance with payment instructions supplied by Merrill Lynch.  On or as soon as reasonably practicable following the last day of each Calculation Period (as defined below), Merrill Lynch shall notify Agilent and World Trade of the amount payable on the relevant Related Amount Payment Date (as defined below) and the related payment instructions (the date on which Merrill Lynch provides such notice, the “Payment Amount Notice Date”).

“Related Amount Payment Date” shall mean each March 19, June 19, September 19 and December 19, commencing on September 19, 2008 and ending on and including the Repurchase Date, or if such date is not a Business Day, the immediately succeeding Business Day; provided that if the related Payment Amount Notice Date has not occurred on or prior to the second Business Day prior to any such date, then the corresponding Related Amount Payment Date shall be the second Business Day following such Payment Amount Notice Date.

“Related Amount” shall mean, in respect of each Related Amount Payment Date and the Calculation Period ending on the Period End Date immediately preceding such Related Amount Payment Date, an amount determined by Merrill Lynch equal to the excess, if any, of (i) the sum of the Daily Related Amount for each day during such Calculation Period over (ii) the Price Differential Payment in respect of such Calculation Period.

“Daily Related Amount” shall mean, as of any date of determination, an amount equal to (a) the Related Notional Amount on such date multiplied by (b) the sum of the Base Rate in effect for such date and the applicable Related Spread, divided by (c) 360.

“Base Rate” shall mean, as of any date of determination, LIBOR.

“Related Spread” shall mean, as of any date of determination on or prior to July 16, 2008, 52 basis points and, as of any date of determination after July 16, 2008, 235 basis points.

“Related Notional Amount” shall mean, as of any date of determination, an amount equal to the outstanding balance of the Repurchase Price in effect under the Repo Agreement for such date.

“Calculation Period” shall mean each period from and including one Period End Date to but excluding the next following applicable Period End Date, except that (a) the initial Calculation Period will commence on and include June 14, 2008 and (b) the final Calculation Period will end on and exclude the Repurchase Date.

“Period End Date” shall mean each March 14, June 14, September 14 and December 14.

“LIBOR” with respect to any Calculation Period shall have the meaning assigned to such term in the Repo Agreement (for a Stated Price Differential Period coinciding with such Calculation Period).

(b)           [reserved]

(c)           Any unpaid amounts owing pursuant to this Section 6 shall accrue interest at the Default Rate (as defined below) from the applicable due dates.  For the avoidance of doubt, failure to make any payment required to be paid pursuant to this Section 6 on the applicable due date shall constitute a “Material Affiliate Event” within the meaning of the Second Amended and Restated Certification of Designations in respect of the Purchased Securities dated as of July 31, 2006 (as amended, restated, modified or supplemented from time to time, the “Certificate of Designations”) if such failure is not remedied during the period specified in clause (i) of the definition of “Material Affiliate Event” set forth in the Certificate of Designations.  “Default Rate” means LIBOR plus the Related Spread.  For purposes of determining the Default Rate, clause (b) of the definition of “Calculation Period” shall be disregarded.

7.             Termination.  This Agreement shall terminate and be of no further force or effect (except as to Section 5 hereof and unpaid amounts owing pursuant to Section 6 hereof) upon the earlier to occur of (a) the fifth anniversary of the date of the Original Related Agreement and (b) the date on which all of the Purchased Securities are repurchased by World Trade.

8.             Assignment of Counterparty’s Repo Rights and Obligations.  In the event that Merrill Lynch shall have arranged one or more third-party transferees for the assignment by the Counterparty to such third-party transferee(s) of all or a portion of the Counterparty’s Repo Rights and Obligations, Merrill Lynch, Agilent and World Trade shall enter into one or more new agreements substantially identical to this Agreement (except as otherwise agreed by the parties) but with respect to the Repo Rights and Obligations assigned to each such third-party, except that, with respect to each such new agreement, all references therein to the Counterparty shall denote the applicable third-party transferee rather than the Counterparty hereunder.

9.             No Inconsistent Agreements.  Neither World Trade nor Agilent has entered into, and neither World Trade nor Agilent will after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to Merrill Lynch in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to Merrill Lynch do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of World Trade’s and Agilent’s other issued and outstanding securities under any such agreements.

10.           Representations.  Each of the parties represents and warrants that (a) its execution and delivery of this Agreement have been duly authorized by all requisite action by such party and do not and will not (i) violate its relevant organizational documents or (ii) violate or conflict with any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, and (b) this Agreement has been duly executed by it and is enforceable against it.

11.           Notices and Other Communication.  Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, (i) if to Agilent or World Trade, at the address of Agilent at 5301 Stevens Creek Blvd, Santa Clara, CA  95051, Facsimile No.: (408) 345-8958, Attention: Chief Financial Officer, Treasurer and General Counsel, with a copy to Ronald S. Gross, Esq., at Jones Day, 222 East 41st Street New York, New York 10017, Facsimile No.: (212) 755-7306 and (ii) if to Merrill Lynch, at its address at 4 World Financial Center, 18th Floor, New York, New York 10080, Facsimile No.: (646) 805-0218, Attention:  Swap Group, with a copy to GMI Counsel, Merrill Lynch, 4 World Financial Center, 12th Floor, New York, New York 10080, Facsimile No.: (212) 449-6993, Attention Swaps Legal.

12.           Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

13.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all oral communications and prior writings with respect hereto.

14.           Modification.  This Agreement shall not be amended or modified, except by an instrument in writing signed by each of the parties hereto.

15.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, AND EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST IT OR AGAINST ITS PROPERTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR STATE COURT.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY SUCH JURISDICTION.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION WITHIN THE UNITED STATES MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR IT SET FORTH HEREIN OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS.  EACH OF AGILENT AND WORLD TRADE MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT ITS TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

17.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

Signatures follow on next page

IN WITNESS WHEREOF, the undersigned have executed this Agreement on behalf of the parties as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:
Name:
Title:

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By:
Name:
Title:

MERRILL LYNCH CAPITAL SERVICES, INC.

By:
Name:
Title: